EXHIBIT 99.1
RUDOLPH TECHNOLOGIES REPORTS 2016
SECOND QUARTER RESULTS
•Strong Lithography Sales Drive Record Quarterly Revenue
•Earnings Exceed Guidance

WILMINGTON, MASSACHUSETTS (July 28, 2016) - Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of process characterization equipment, lithography equipment and software for wafer fabs and advanced packaging facilities, today announced financial results for the 2016 second quarter.

2016 Second Quarter Financial Highlights

•	Second quarter revenue of $62.7 million, a quarterly record, increased 15 percent sequentially and was at the high end of the Company’s guidance.

•	Record quarter for Lithography Systems Group, driven by both display and advanced packaging stepper shipments.

•	Gross margins improved to 55 percent for the quarter, compared with 53 percent for the previous quarter.

•
GAAP net income of $7.6 million, or $0.24 per diluted share; Non-GAAP net income of $9.9 million, or $0.31 per diluted share, exceeded Company guidance and marked the third best quarter in the Company’s history.

•	Cash and marketable securities increased $14.9 million, ending the quarter at $163.1 million.

•	Strong software sales comprised 12 percent of revenue.

Key Financial Data for the Quarters Ended June 30, 2016, March 31, 2016
and June 30, 2015
(in thousands, except per share amounts)

US GAAP
	June 2016	March 2016	June 2015
Revenue	$62,701	$54,362	$59,466
Gross profit margin	54.5%	53.4%	53.6%
Operating income	$12,231	$21,137	$9,829
Net income	$7,601	$13,939	$6,027
Net income per diluted share	$0.24	$0.44	$0.19

US NON-GAAP
	June 2016	March 2016	June 2015
Revenue	$62,701	$54,362	$59,466
Gross profit margin	54.6%	53.5%	53.7%
Operating income	$15,307	$9,570	$12,170
Net income	$9,864	$5,742	$7,582
Net income per diluted share	$0.31	$0.18	$0.23

Michael Plisinski, chief executive officer, commented, “We delivered strong financial results for the second quarter across a number of key metrics including revenue, gross margin, and operating income; on a sequential basis, revenue increased 15 percent, gross margins expanded 110 basis points, our strong operating leverage resulted in a non-GAAP net income that substantially improved by 72 percent, and earnings per share grew by $0.13. In addition, the shipment of a tool for R&D of next generation AMOLED displays and fan out wafer level packaging contributed to a record quarter for our lithography business.”

Mr. Plisinski added, “Customer demand for Rudolph’s integrated solutions is solid. Looking ahead, we continue to benefit from a number of market drivers, with considerable strength in spending in the RF filters and fan out wafer level packaging markets, as evidenced by orders we have received that are scheduled to ship in the second half of the year. We recently introduced Clearfind™ technology for advanced packaging inspection, which our customers see as a critical technology to improve quality for their customers. This will be incorporated in our upcoming defect inspection systems for advanced packaging and front end applications, which we believe will drive incremental revenue in the second half of the year. By continuing to work in close partnership, we will leverage Rudolph’s broad technology portfolio to efficiently meet the highly technical challenges of our customers.”

Second Quarter 2016 GAAP Financial Results
Second quarter revenue totaled $62.7 million, a 15 percent increase as compared with $54.4 million for the 2016 first quarter. Second quarter gross margin was 55 percent of revenues, compared to 53 percent in the 2016 first quarter. The increase in gross margin was primarily due to a change in product sales mix; specifically, continued strong software sales and the shipment of a flat panel display tool in the quarter.

Operating expenses for the second quarter totaled $22.0 million. Operating expenses for the first quarter of 2016 totaled $7.9 million, which included income from a $14.6 million patent litigation judgment.

GAAP net income for the second quarter of 2016 was $7.6 million, or $0.24 per diluted share, compared with GAAP net income of $13.9 million, or $0.44 per diluted share, for the first quarter of 2016.

Second Quarter Non-GAAP Financial Results
Second quarter Non-GAAP net income was $9.9 million, or $0.31 per diluted share. Non-GAAP results excluded items that decreased GAAP income by $2.3 million, after tax, including share-based compensation expense, patent litigation expense and amortization of intangibles. In the 2016 first quarter, Non-GAAP net income was $5.7 million or $0.18 per diluted share. The first quarter Non-GAAP results excluded a net $8.2 million in income, after tax, which were included in the GAAP results related to a patent litigation judgment, share-based compensation expense, patent litigation expense and amortization of intangibles.

Balance Sheet
At June 30, 2016, cash and marketable securities totaled $163.1 million, an increase of $14.9 million from the 2016 first quarter. Accounts receivable of $64.6 million remained relatively unchanged with the previous quarter. Inventory decreased to $70.6 million as of June 30, 2016 and working capital increased to $214.1 million.

Outlook
The Company is currently anticipating revenue for the third quarter ending September 30, 2016 to be in the range of $59 to $63 million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.21 to $0.25 and non-GAAP net income per diluted share to be in the range of $0.27 to $0.31.

Conference Call
Rudolph Technologies will discuss its 2016 second quarter results and other matters on a conference call it is hosting today at 4:30 PM EDT. To participate in the call, please dial (888) 438-5535 (Domestic) or (719) 325-2420 (International), and reference Conference ID # 4840514 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EDT on June 28 until 11:59 pm EDT on August 4, 2016. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID #4840514.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures
The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and judgments. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s third quarter 2016 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Steven R. Roth Senior Vice President & CFO 973.448.4302 steven.roth@rudolphtech.com	Guerrant Associates Laura Guerrant-Oiye Principal 808.882.1467 lguerrant@guerrantir.com Trade Press: Amy Shay 952.259.1794 amy.shay@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	June 30, 2016	December 31, 2015
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$163,100	$161,478
Accounts receivable, net	64,576	55,492
Inventories	70,561	71,490
Prepaid and other assets	22,426	8,137
Total current assets	320,663	296,597
Net property, plant and equipment	13,513	12,346
Intangibles	33,898	35,088
Other assets	35,641	35,532
Total assets	$403,715	$379,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$20,613	$21,466
Senior convertible notes	59,885	57,846
Other current liabilities	26,049	20,019
Total current liabilities	106,547	99,331
Other non-current liabilities	10,388	9,554
Total liabilities	116,935	108,885
Stockholders’ equity	286,780	270,678
Total liabilities and stockholders’ equity	$403,715	$379,563

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Revenues	$62,701	$54,362	$59,466	$117,063	$112,036
Cost of revenues	28,508	25,317	27,582	53,825	51,186
Gross profit	34,193	29,045	31,884	63,238	60,850
Operating expenses:
Research and development	11,879	12,446	10,507	24,325	20,867
Selling, general and administrative	9,488	9,499	11,033	18,987	24,007
Amortization	595	595	515	1,190	1,030
Patent litigation judgment	—	(14,632)	—	(14,632)	—
Total operating expenses	21,962	7,908	22,055	29,870	45,904
Operating income	12,231	21,137	9,829	33,368	14,946
Interest expense, net	1,446	1,469	1,385	2,915	2,767
Other expense	192	107	(212)	299	426
Income before income taxes	10,593	19,561	8,656	30,154	11,753
Provision for income taxes	2,992	5,622	2,629	8,614	3,878
Net income	$7,601	$13,939	$6,027	$21,540	$7,875

Net income per share:
Basic	$0.25	$0.45	$0.19	$0.70	$0.25
Diluted	$0.24	$0.44	$0.19	$0.68	$0.24

Weighted average shares outstanding:
Basic	30,779	30,957	31,663	30,869	31,724
Diluted	31,754	31,654	32,339	31,705	32,373

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. NON-GAAP FINANCIAL SUMMARY (In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015

Revenue	$62,701	$54,362	$59,466	$117,063	$112,036
Gross profit	$34,256	$29,102	$31,947	$63,358	$60,968
Gross margin as percentage of revenue	54.6%	53.5%	53.7%	54.1%	54.4%

Operating expenses	$18,949	$19,532	$19,777	$38,481	$38,301
Operating income	$15,307	$9,570	$12,170	$24,877	$22,667
Operating margin as a percentage of revenue	24.4%	17.6%	20.5%	21.3%	20.2%

Net income	$9,864	$5,742	$7,582	$15,606	$12,962
Net income per diluted share	$0.31	$0.18	$0.23	$0.49	$0.40

RECONCILATION OF U.S. GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME (In thousands, except percentages) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015

U.S. GAAP gross profit	$34,193	$29,045	$31,884	$63,238	$60,850
Pre-tax non-GAAP items:
Share-based compensation expense	63	57	63	120	118
Non-GAAP gross profit	$34,256	$29,102	$31,947	$63,358	$60,968
U.S. GAAP gross margin as a percentage of revenue	54.5%	53.4%	53.6%	54.0%	54.3%
Non-GAAP gross margin as a percentage of revenue	54.6%	53.5%	53.7%	54.1%	54.4%

U.S. GAAP operating expenses	$21,962	$7,908	$22,055	$29,870	$45,904
Pre-tax non-GAAP items:
Amortization of intangibles	595	595	515	1,190	1,030
Litigation fees	1,255	1,309	806	2,564	1,261
Patent litigation judgment	—	(14,632)	—	(14,632)	—
Share-based compensation expense	1,163	1,104	957	2,267	5,312
Non-GAAP operating expenses	18,949	19,532	19,777	38,481	38,301
Non-GAAP operating income	$15,307	$9,570	$12,170	$24,877	$22,667
GAAP operating margin as a percentage of revenue	19.5%	38.9%	16.5%	28.5%	13.3%
Non-GAAP operating margin as a percentage of revenue	24.4%	17.6%	20.5%	21.3%	20.2%
(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILATION OF U.S. GAAP NET INCOME TO NON-GAAP NET INCOME (In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
U.S. GAAP net income	$7,601	$13,939	$6,027	$21,540	$7,875
Pre-tax non-GAAP items
Amortization of intangibles	595	595	515	1,190	1,030
Litigation fees	1,255	1,309	806	2,564	1,261
Patent litigation judgment	—	(14,632)	—	(14,632)	—
Share-based compensation expense	1,226	1,161	1,020	2,387	5,430
Net tax provision on non-GAAP items	(813)	3,370	(786)	2,557	(2,634)
Non-GAAP net income	$9,864	$5,742	$7,582	$15,606	$12,962
Non-GAAP net income per diluted share	$0.31	$0.18	$0.23	$0.49	$0.40

SUPPLEMENTAL INFORMATION - RECONCILATION OF THIRD QUARTER 2016 GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.21	$0.25
Estimated non-GAAP items:
Amortization of intangibles	0.01	0.01
Patent litigation fees	0.02	0.02
Share-based compensation expense	0.03	0.03
Estimated non-GAAP net income per diluted share	$0.27	$0.31

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